Exhibit 10.21

AMENDMENT 2011-1

MERCURY GENERAL CORPORATION

PROFIT SHARING PLAN

WHEREAS, Mercury General Corporation (the “Company”) maintains the Mercury General Corporation Profit Sharing Plan (the “Plan”);

WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan; and

Whereas, the Company deems it necessary, and in the best Interests of the Plan and the Company, to (1) amend the Plan to allow a participant to diversify his or her ESOP Account at any time, and (2) comply with certain provisions of the Worker, Retiree, and. Employer Recovery Act of 2008.

NOW, THEREFORE, the Plan is amended, effective as of the dates set forth below, as follows:

1. Effective as of January 1, 2011, Section 4.5(a) the Plan is hereby amended by adding the following paragraph at the end thereof:

“Notwithstanding the above or any other provision of the Plan, effective January 1, 2011, the ESOP Account of any Participant, regardless of age or years of participation in the ESOP portion of the Plan following the ESOP Effective Date, shall be considered a Self-Directed Account subject to the investment direction of such Participant, as provided in Section 3.9.”

2. Effective as of January 1, 2009, Section 11.2(a) of the Plan is amended by adding the following at the end thereof:

“Notwithstanding the foregoing or any other provisions of this Article XL a Participant or Beneficiary who would have been required to receive a required minimum distribution for 2009 but for the enactment of Section 401(a)(9)(H) of the Code will not receive such distribution for 2009, unless the Participant or Beneficiary affirmatively elects to receive such distribution. This provision shall continue to apply after 2009 to the extent that the suspension of required minimum distributions is extended by law after 2009.”

IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this amendment to the Plan this 16th day of November, 2011.

MERCURY GENERAL CORPORATION

By:	/s/ GABRIEL TIRADOR

Its:	President & CEO